Exhibit 99.1

AsiaInfo-Linkage Reports Unaudited Third Quarter 2013 Results

•	Meeting guidance, net revenue (non-GAAP)[1] is US$140 million, an increase of 8.2% year-over-year

•	Meeting guidance, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)[2] per basic share is US$0.24

BEIJING/SANTA CLARA, Calif. – November 5, 2013 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage,” the “Company,” “we,” “us” or “our”), a leading provider of telecommunication software solutions and services in China, today announced financial results for the third quarter ended September 30, 2013.

“AsiaInfo-Linkage’s third quarter results were in line with our expectations and marked by steady growth in our core business with China’s telecommunication carriers. The monetization and optimal management of the carriers’ rapidly growing data traffic continues to greatly influence the scope and objectives of our software solutions,” said Steve Zhang, the Company’s president and chief executive officer.

Third Quarter 2013 Financial Results

Total revenues for the third quarter of 2013 were US$143.2 million, an increase of 8.3% year-over-year and an increase of 2.1% sequentially. Meeting guidance, net revenue (non-GAAP) for the third quarter of 2013 was US$140 million, an increase of 8.2% year-over-year and 2.4% sequentially. The year-over-year and sequential increases were mainly due to continued growth in the Company’s business with China’s telecommunication carriers.

Gross margin for the quarter was 40.7%, compared to 37.3% in the year-ago period and 37.4% in the previous quarter. Gross margin of net revenue (non-GAAP)3 was 43.5% in the third quarter of 2013, compared to 42.6% in the year-ago period and 42.7% in the previous quarter. The year-over-year increase in gross margin was mainly due to the growth in revenue, while the sequential increase in gross margin was mainly due to a decrease in amortization of intangible assets of approximately US$3.0 million. The year-over-year increase in gross margin (non-GAAP) was mainly due to the growth in revenue, while the sequential increase in gross margin (non-GAAP) was mainly due to an increase in net revenue (non-GAAP).

[1]	Net revenue (non-GAAP) represents total revenue net of third-party hardware costs that are passed through to our customers. A reconciliation of all non-GAAP measures used in this press release to the most directly comparable GAAP measures is provided at the end of this press release.
[2]	Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) and net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share measures exclude stock-based compensation expenses, amortization of acquired intangible assets, impairment of goodwill, non-recurring consulting-related expenses, and dividend income, net of tax.
[3]	Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding third-party hardware costs, amortization of acquired intangible assets and stock-based compensation expenses, by net revenue (non-GAAP).

Total operating expenses for the third quarter of 2013 increased 9.1% year-over-year to US$51.4 million, mainly as a result of increases in sales and marketing expenses and research and development (“R&D”) expenses, offset by decreased general and administrative (“G&A”) expenses. The sequential decrease in total operating expenses of 84.7% reflects the impairment of goodwill the Company recorded in the second quarter of 2013.

Sales and marketing expenses for the third quarter of 2013 increased 5.1% year-over-year and 3.8% sequentially to US$21.1 million. The year-over-year increase was mainly attributable to an increase in third-party professional fees of approximately US$1.5 million and an increase in employee welfare and benefits of approximately US$1.0 million, partially offset by a decrease in amortization of intangible assets of US$0.7 million and conference and training-related expenses of US$0.7 million. The sequential increase in sales and marketing was primarily due to an increase in third-party professional fees of approximately US$0.8 million. G&A expenses for the third quarter of 2013 decreased 10.2% year-over-year and 16.0% sequentially to US$5.6 million. The year-over-year and sequential decreases were mainly due to the Company’s strict management of G&A expenses. R&D expenses for the third quarter of 2013 increased 18.8% year-over-year and 11.1% sequentially to US$24.7 million. The year-over-year and sequential increases were primarily attributable to an increase in employee welfare and benefits as a result of the reclassification of a number of delivery engineers as R&D engineers. We did not recognize any loss on impairment of goodwill for the third quarter of 2013 or 2012, and we recognized a US$286.8 million impairment of goodwill in the second quarter of 2013.

Primarily as a result of the factors discussed above, income from operations for the third quarter of 2013 was US$6.9 million, representing a year-over-year increase of 214.0% and a sequential increase of 102.4%. Operating margin of total revenue was 4.8% for the third quarter of 2013, compared to 1.7% in the year-ago period and negative 202.1% in the previous quarter. Operating margin of net revenue (non-GAAP)4 for the third quarter of 2013 was 11.6%, compared to 11.6% in the year-ago period and 11.7% in the previous quarter.

Other income for the third quarter of 2013 was US$2.7 million compared to US$2.1 million in the year-ago period and US$2.7 million in the previous quarter. The year-over-year increase was attributable to an increase in interest income.

Primarily as a result of the factors discussed above, in the third quarter of 2013, the Company recorded net income attributable to AsiaInfo-Linkage, Inc. of US$7.8 million, or US$0.11 per basic share, compared to US$4.6 million, or US$0.06 per basic share, in the year-ago period and negative US$281.5 million, or negative US$3.87 per basic share, in the previous quarter.

In the third quarter of 2013, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) was US$17.2 million, or US$0.24 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the year-ago period was US$17.3 million, or US$0.24 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the previous quarter was US$17.7 million, or US$0.24 per basic share.

[4]	Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding third-party hardware costs, amortization of acquired intangible assets, stock-based compensation expenses, impairment of goodwill and non-recurring consulting-related expenses, by net revenue (non-GAAP).

As of September 30, 2013, AsiaInfo-Linkage had cash and cash equivalents and restricted cash totaling US$336.0 million and short-term investments totaling US$24.8 million. Operating cash flow in the third quarter of 2013 was US$32.7 million.

As of September 30, 2013, AsiaInfo-Linkage had gross accounts receivable (“AR”) of US$324.2 million, compared to US$341.9 million as of June 30, 2013 and US$282.4 million as of September 30, 2012. Gross AR includes agent arrangements with International Business Machines Corporation (“IBM”) or its distributors and a number of other hardware companies (“IBM-Type Arrangements”). Since these arrangements typically consist of back-to-back payment terms for certain products sold to AsiaInfo-Linkage customers, there is no impact on the Company’s cash flow or days of sales outstanding (“DSO”). Net AR, which excludes IBM-Type Arrangements, was US$242.5 million as of September 30, 2013, compared to US$259.0 million as of June 30, 2013 and US$222.1 million as of September 30, 2012. The combined effect of revenue and AR resulted in the Company’s DSO being 151 days as of September 30, 2013, compared to 156 days as of June 30, 2013 and 151 days as of September 30, 2012. A table presenting additional information regarding the Company’s gross AR, AR relating to IBM-Type Arrangements (“IBM-Related AR”), net AR, revenues and DSO is provided at the end of this press release.

Nine Months Ended September 30, 2013 Financial Results

Total revenue for the nine months ended September 30, 2013 was US$426.4 million, an increase of 11.6% year-over-year. Net revenue (non-GAAP) for the nine months ended September 30, 2013 was US$412.4 million, an increase of 10.0% year-over-year.

In the nine months ended September 30, 2013, gross margin was 37.6%, compared to 38.3% in the year-ago period. Gross margin of net revenue (non-GAAP) was 42.4% in the nine months ended September 30, 2013, compared to 43.7% in the year-ago period.

Loss from operations for the nine months ended September 30, 2013 was US$273.5 million, compared to income from operations of US$6.7 million in the nine months ended September 30, 2012.

In the nine months ended September 30, 2013, AsiaInfo-Linkage recorded net loss attributable to AsiaInfo-Linkage, Inc. of US$259.6 million, or negative US$3.56 per basic share, compared to net income attributable to AsiaInfo-Linkage, Inc. of US$17.2 million, or US$0.24 per basic share, in the year-ago period.

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) was US$61.6 million or US$0.85 per basic share in the nine months ended September 30, 2013, an increase of 11.3% and 11.8% year-over-year, respectively.

Recent Developments

Since our announcement of our Agreement and Plan of Merger, dated as of May 12, 2013, with Skipper Limited (“Parent”) and Skipper Acquisition Corporation (“Merger Sub”), three alleged Company stockholders filed putative class action complaints against us, the members of our board of directors and Merger Sub in the Delaware Court of Chancery (the “Court”), which cases have been consolidated under the caption In re AsiaInfo-Linkage, Inc. Stockholder Litigation, Consol. C.A. No. 8583-VCP (the “Consolidated Action”). The Consolidated Action of the plaintiffs in such action have been described in detail in the preliminary proxy statement filed by us with the Securities and Exchange Commission on October 30, 2013 (the “Amendment”).

On October 28, 2013, the parties to the Consolidated Action executed a memorandum of understanding (the “MOU”) setting forth an agreement-in-principle, which, when finalized as a stipulation of settlement, is intended to fully and finally resolve and settle the litigation and all related claims. Pursuant to the MOU, the Company agreed to make certain disclosures in the definitive proxy statement. We refer to the Amendment for greater detail of the Consolidated Action and the MOU.

Business Outlook

The Company expects fourth quarter 2013 net revenue (non-GAAP) to be in the range of US$173.0 million to US$181.0 million. The Company expects fourth quarter 2013 net income attributable to AsiaInfo-Linkage, Inc. per basic share (non-GAAP) to be in the range of US$0.31 to US$0.40.

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(U.S dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Software products and solutions	$132,430	$120,870	$389,457	$351,704
Service	7,398	8,412	22,173	22,919
Third-party hardware	3,362	2,939	14,793	7,566

Total revenues	143,190	132,221	426,423	382,189

Cost of revenues:
Software products and solutions	79,037	75,199	239,681	215,539
Service	2,633	4,898	12,309	13,060
Third-party hardware	3,193	2,792	14,052	7,187

Total cost of revenues	84,863	82,889	266,042	235,786

Gross profit	58,327	49,332	160,381	146,403

Operating expenses (income):
Sales and marketing	21,072	20,055	59,984	58,843
General and administrative	5,617	6,258	20,550	21,562
Research and development	24,743	20,821	66,841	59,312
Government subsidies	(6)	0	(279)	0
Impairment of goodwill	0	0	286,782	0

Total operating expenses	51,426	47,134	433,878	139,717

Income (loss) from operations	6,901	2,198	(273,497)	6,686

Other income (expenses), net:
Interest income	2,730	1,914	6,722	6,343
Dividend income	0	78	201	682
Gain from sales of short-term investments	0	61	1,153	3,333
Loss on disposal of variable interest entities	0	0	(186)	0
Other (expenses) income, net	(42)	39	(271)	10

Total other income, net	2,688	2,092	7,619	10,368

Income (loss) before income tax expense (benefit), loss on equity method investment and income (loss) from discontinued operations, net of income tax	9,589	4,290	(265,878)	17,054

Income tax expense (benefit)	2,393	289	(2,906)	2,302

Income (loss) after income tax expense (benefit) before loss on equity method investment and income (loss) from discontinued operations, net of income tax	7,196	4,001	(262,972)	14,752

Loss on equity method investment, net of income tax	0	(93)	(461)	(93)

Income (loss) from continuing operations	7,196	3,908	(263,433)	14,659

Discontinued operations:
Gain on sales of discontinued operations	0	0	1,153	0
Income tax expense for discontinued operations	0	0	0	8

Income (loss) from discontinued operations, net of income tax	0	0	1,153	(8)

Net income (loss)	7,196	3,908	(262,280)	14,651

Less: Net loss attributable to noncontrolling interest	(573)	(711)	(2,651)	(2,555)

Net income (loss) attributable to AsiaInfo-Linkage, Inc.	$7,769	$4,619	$(259,629)	$17,206

Earnings per share:
Net income (loss) from continuing operations attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	$0.11	$0.06	$(3.58)	$0.24

Diluted	$0.11	$0.06	$(3.58)	$0.24

Net income (loss) from discontinued operations attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	$0.00	$0.00	$0.02	$0.00

Diluted	$0.00	$0.00	$0.02	$0.00

Net income (loss) attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	$0.11	$0.06	$(3.56)	$0.24

Diluted	$0.11	$0.06	$(3.56)	$0.24

Weighted average shares used in computation:
Basic	72,941,169	72,613,106	72,835,190	72,532,007

Diluted	73,038,254	72,804,388	72,835,190	72,764,908

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)

(U.S. dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income (loss)	$7,196	$3,908	$(262,280)	$14,651
Other comprehensive income (loss), net of tax:
Change in cumulative foreign currency translation adjustment	2,479	(1,184)	10,188	(2,561)
Transfer to statements of operations of realized gain on available-for-sale securities, net of tax effects of $0 and $22, $173 and $637 for the three months and nine months ended September 30, 2013 and 2012, respectively	0	(39)	(980)	(2,696)
Net unrealized (loss) gain on available-for-sale securities, net of tax effects of $9 and $25, ($144) and ($208) for the three months and nine months ended September 30, 2013 and 2012, respectively	(26)	(137)	748	631

Other comprehensive income (loss)	2,453	(1,360)	9,956	(4,626)

Comprehensive income (loss)	9,649	2,548	(252,324)	10,025

Less: Comprehensive loss attributable to noncontrolling interest	(573)	(711)	(2,651)	(2,555)

Comprehensive income (loss) attributable to AsiaInfo-Linkage, Inc.	$10,222	$3,259	$(249,673)	$12,580

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(U.S. dollars in thousands, except share and per share amounts)

	September 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$296,377	$273,520
Restricted cash	39,634	39,639
Short-term investments – available-for-sale securities	11,793	27,928
Short-term investments – held-to-maturity securities	13,012	12,728
Accounts receivable (net of allowances of $3,361 and $2,999 as of September 30, 2013 and December 31, 2012, respectively)	324,217	285,695
Inventories, net	24,272	24,107
Other receivables	7,857	6,504
Deferred income tax assets – current	5,669	5,559
Income taxes recoverable	2,508	0
Prepaid expenses and other current assets	10,400	8,311

Total current assets	735,739	683,991

Long-term investments	7,372	5,936
Property and equipment, net	30,534	19,104
Other acquired intangible assets, net	95,375	121,529
Deferred income tax assets – non-current	2,560	2,560
Goodwill	145,494	433,545
Land use right, net	14,378	14,326
Other non-current assets	1,253	1,332

Total assets	$1,032,705	$1,282,323

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities:
Accounts payable	$101,731	$78,079
Accrued expenses	24,214	28,065
Deferred revenue	29,301	40,491
Accrued employee benefits	68,601	76,803
Other payables	4,783	5,270
Income taxes payable	2,357	6,875
Other taxes payable	7,351	10,305
Deferred income tax liabilities – current	1,703	1,565

Total current liabilities	240,041	247,453

Unrecognized tax benefits	2,513	1,703
Deferred income tax liabilities – non-current	17,928	17,928
Other long term liabilities	387	387

Total liabilities	$260,869	$267,471

Redeemable noncontrolling interest	(5,450)	(3,488)
Equity:
AsiaInfo-Linkage, Inc. stockholders’ equity:
Common stock (100,000,000 shares authorized; $0.01 par value; 79,185,177 shares and 78,865,818 shares issued as of September 30, 2013 and December 31, 2012, respectively; 73,018,677 shares and 72,699,318 shares outstanding as of September 30, 2013 and December 31, 2012, respectively)	792	789
Additional paid-in capital	867,520	858,711
Treasury stock, at cost (6,166,500 shares as of September 30, 2013 and December 31, 2012, respectively)	(87,746)	(87,746)
(Accumulated deficit) retained earnings	(80,571)	179,058
Statutory reserve	22,050	22,050
Accumulated other comprehensive income	55,106	45,150

Total AsiaInfo-Linkage, Inc. stockholders’ equity	$777,151	$1,018,012

Noncontrolling interest	135	328

Total equity	777,286	1,018,340

Total liabilities, redeemable noncontrolling interest and equity	$1,032,705	$1,282,323

Third Quarter 2013 Conference Call Details

AsiaInfo-Linkage’s senior management will hold an earnings conference call at 4:00 p.m. Pacific Time / 7:00 p.m. Eastern Time on November 5, 2013 (8:00 a.m. Beijing/Hong Kong Time on November 6, 2013). Management will discuss results and highlights of the quarter as well as answer questions from investors.

The conference call webcast URL is http://www.media-server.com/m/p/dckviiu4.

The dial-in numbers for the conference call are as follows:

Local:
New York:	+1-845-675-0437
Hong Kong:	+852-2475-0994
China ( Mobile):	400-620-8038
China:	800-819-0121

International Toll Free:
United States:	+1-866-519-4004
Hong Kong:	800-930-346
International Toll:	+65-6723-9381

The conference ID #	79079480

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services to the telecommunications industry. Headquartered in Beijing, we employ more than 11,000 professionals worldwide. We provide a full suite of business and operational support solutions (BSS/OSS) and associated professional services. Our core Veris product line includes billing and customer care systems that serve nearly a billion subscribers globally – almost one seventh of the world’s population – plus business intelligence, network management and solutions.

Our customers work with us to converge large scale pre- and post-paid mobile operations; improve time to market for new products and services; and develop cost-effective new business models. In China, we have more than 50% market share in billing, CRM and business intelligence through our longstanding partnerships with China Mobile, China Unicom and China Telecom. We aim to be the leading IT solutions provider to the global telecommunications industry, enabling the Connected Digital Lifestyle, and helping our customers build, maintain, operate and constantly improve their network infrastructure and IT environment.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Reconciliation of non-GAAP Measures

This earnings release presents the following “non-GAAP financial measures” as defined by applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP and should not be considered measures of the Company’s liquidity. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

(1) Net revenue (non-GAAP)

AsiaInfo-Linkage’s net revenue (non-GAAP) represents total revenue net of third-party hardware costs that are passed through to our customers. We believe total revenues net of third-party hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenue (non-GAAP) to GAAP total revenues

	Three Months Ended Sep 30		Nine Months Ended Sep 30		2013 Q2
	2013	2012	2013	2012
	(in US dollar thousands)
Total revenues	143,190	132,221	426,423	382,189	140,208
Third-party hardware costs	3,193	2,792	14,052	7,187	3,557
Net revenue (non-GAAP)	139,997	129,429	412,371	375,002	136,651

(2) Gross margin of net revenue (non-GAAP)

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding third-party hardware costs, amortization of acquired intangible assets and stock-based compensation expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the gross margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP gross margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of gross margin of net revenue (non-GAAP) to GAAP gross margin

	Three Months Ended Sep 30		Nine Months Ended Sep 30		2013 Q2
	2013	2012	2013	2012
Gross margin (GAAP)	40.7%	37.3%	37.6%	38.3%	37.4%
Third-party hardware costs[1]	0.9%	0.8%	1.3%	0.7%	1.0%
Amortization of acquired intangible assets[2]	1.3%	3.9%	2.9%	4.0%	3.7%
Stock-based compensation expenses[2]	0.6%	0.6%	0.6%	0.7%	0.6%
Gross margin of net revenue (non - GAAP)	43.5%	42.6%	42.4%	43.7%	42.7%

[1]	Percentages represent the difference between GAAP gross profit divided by GAAP revenue and GAAP gross profit divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets or stock-based compensation expenses, as applicable, by net revenue (non-GAAP).

(3) Operating margin of net revenue (non-GAAP)

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding third-party hardware costs, amortization of acquired intangible assets, stock-based compensation expenses, impairment of goodwill and non-recurring consulting-related expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the operating margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP operating margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of operating margin of net revenue (non-GAAP) to GAAP operating margin

	Three Months Ended Sep 30		Nine Months Ended Sep 30		2013 Q2
	2013	2012	2013	2012
Operating margin (GAAP)	4.8%	1.7%	(64.1%)	1.7%	(202.1%)
Third-party hardware costs[1]	0.1%	0.0%	(2.2%)	0.0%	(5.3%)
Amortization of acquired intangible assets[2]	4.6%	8.0%	6.3%	8.3%	7.2%
Stock-based compensation expenses[2]	1.7%	1.9%	1.8%	2.0%	1.8%
Impairment of goodwill[2]	0.0%	0.0%	69.5%	0.0%	209.9%
Non-recurring consulting-related expenses[2]	0.4%	0.0%	0.2%	0.1%	0.2%
Operating margin (non-GAAP)	11.6%	11.6%	11.5%	12.1%	11.7%

[1]	Percentages represent the difference between GAAP income from operations divided by GAAP revenue and GAAP income from operations divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets, stock-based compensation, impairment of goodwill or non-recurring consulting-related expenses, as applicable, by net revenue (non-GAAP).

(4) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) excludes stock-based compensation expenses, amortization of acquired intangible assets, impairment of goodwill, non-recurring consulting-related expenses, and dividend income, net of tax. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes the Company’s net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure, when read in conjunction with the Company’s GAAP net income (loss) measure and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) to GAAP net income (loss) attributable to AsiaInfo-Linkage, Inc.

	Three Months Ended Sep 30		Nine Months Ended Sep 30		2013 Q2
	2013	2012	2013	2012
	(in US dollar thousands)
Net income (loss) attributable to AsiaInfo-Linkage, Inc. (GAAP)	7,769	4,619	(259,629)	17,206	(281,499)
Adjustments:
- Stock-based compensation expenses	2,415	2,415	7,299	7,294	2,440
- Amortization of acquired intangible assets	6,506	10,375	26,079	31,125	9,778
- Impairment of goodwill	0	0	286,782	0	286,782
- Non-recurring consulting-related expenses	538	6	1,024	370	237
- Dividend income, net of tax	0	(78)	0	(682)	0
Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)	17,228	17,337	61,555	55,313	17,738

(5) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share is calculated by dividing net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) (which as discussed above excludes stock-based compensation expenses, amortization of acquired intangible assets, impairment of goodwill, non-recurring consulting-related expenses, and dividend income, net of tax) by the same number of weighted average shares outstanding used in the computation of net income (loss) per basic share. Management believes that net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share, when used in conjunction with the Company’s GAAP net income (loss) attributable to AsiaInfo-Linkage, Inc. per basic share, provides useful information to investors for the same reasons discussed above regarding net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP). In addition, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share allows investors to evaluate the Company’s operating performance from period to period on a per share basis, thus providing a useful basis for assessing the Company’s value on a per share basis.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share to GAAP net income (loss) attributable to AsiaInfo-Linkage, Inc. per basic share

	Three Months Ended Sep 30		Nine Months Ended Sep 30		2013 Q2
	2013	2012	2013	2012
	(in US dollars)
Net income (loss) attributable to AsiaInfo-Linkage, Inc. per basic share (GAAP)	0.11	0.06	(3.56)	0.24	(3.87)
Adjustments:
- Stock-based compensation expenses	0.03	0.03	0.10	0.10	0.03
- Amortization of acquired intangible assets	0.09	0.15	0.36	0.43	0.14
- Impairment of goodwill	0.00	0.00	3.94	0.00	3.94
- Non-recurring consulting-related expenses	0.01	0.00	0.01	0.00	0.00
- Dividend income, net of tax	0.00	0.00	0.00	(0.01)	0.00
Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share	0.24	0.24	0.85	0.76	0.24

AR, IBM-Related AR, Revenue and DSO

AR balances included both billed and unbilled amounts. Revenue recognized in excess of billings is recorded as unbilled receivable. In addition to revenues from the sales of its goods and services and from hardware procured on behalf of customers, the Company generated service revenues by acting as a sales agent pursuant to the IBM-Type Arrangements. The Company’s DSO calculations are as follows as of the last day of the respective periods indicated, with net AR excluding the receivables attributable to the IBM-Type Arrangements:

1) Q1 2012 DSO = (Q4 2011 net AR + Q1 2012 net AR)/2/Q1 revenue x 90

2) Q2 2012 DSO = (Q4 2011 net AR + Q2 2012 net AR)/2/Q2 cumulative revenue x 180

3) Q3 2012 DSO = (Q4 2011 net AR + Q3 2012 net AR)/2/Q3 cumulative revenue x 270

4) Q4 2012 DSO = (Q4 2011 net AR + Q4 2012 net AR)/2/Q4 cumulative revenue x 360

5) Q1 2013 DSO = (Q4 2012 net AR + Q1 2013 net AR)/2/Q1 revenue x 90

6) Q2 2013 DSO = (Q4 2012 net AR + Q2 2013 net AR)/2/Q2 cumulative revenue x 180

7) Q3 2013 DSO = (Q4 2012 net AR + Q3 2013 net AR)/2/Q3 cumulative revenue x 270

The following table presents further information regarding the Company’s gross AR, net AR, revenues, and DSO.

	2012-Q1	2012-Q2	2012-Q3	2012-Q4	2013-Q1	2013-Q2	2013-Q3
	(in US dollar thousands, except DSO)
Gross AR	301,333	307,261	282,424	285,695	292,293	341,861	324,217
- IBM-Related AR	79,345	84,357	60,354	52,717	36,103	82,839	81,698
Net AR	221,988	222,904	222,070	232,978	256,190	259,022	242,519

Revenues	123,697	126,271	132,221	165,683	143,025	140,208	143,190

DSO (in days)	155	154	151	144	154	156	151

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of November 5, 2013. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results, business prospects that involve substantial risks and uncertainties, and those concerning the MOU and the Consolidated Action. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; impairments of our assets and corresponding charges to earnings; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government; additional costs and political, economic, legal and other risks associated with our efforts to expand our international operations; and whether our stockholders approve the Agreement and Plan of Merger we have entered into in connection with our proposed going-private transaction and we are otherwise able to consummate the merger or any other strategic alternative. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

In the United States:

Mr. Justin Knapp

Ogilvy Financial

Tel: +1-616-551-9714

Email: asia@ogilvy.com